UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
February 25, 2015

KIMCO REALTY CORPORATION

 (Exact Name of Registrant as Specified in its Charter)

Maryland	1-10899	13-2744380
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 New Hyde Park Road Suite 100 New Hyde Park, NY	11042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 869-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, Kimco Realty Corporation (the “Company”) announced that David B. Henry will retire on January 1, 2016 as Vice Chairman of the Board of Directors and Chief Executive Officer. The Board of Directors has appointed Conor Flynn, currently President, Chief Operating Officer and Chief Investment Officer, to succeed Mr. Henry as Chief Executive Officer, effective January 1, 2016.

Mr. Flynn, age 34, was appointed President of the Company in August 2014 after previously being named Chief Operating Officer (May 2013) and, more recently, Chief Investment Officer (May 2014). He will continue to serve as the Company’s Chief Operating Officer and Chief Investment Officer until January 1, 2016. In his current role, Mr. Flynn is responsible for overseeing the company’s shopping center business including the supervision of all regional personnel, as well as guiding new investment decisions for the organization. Mr. Flynn joined Kimco in 2003 as an asset manager and has held a variety of senior leadership roles over the past 11 years, including President, Western Region. Mr. Flynn received a B.A. degree in Economics from Yale University and a Master’s degree in Real Estate Development from Columbia University.

In connection with Mr. Henry’s retirement as Vice Chairman of the Board of Directors and Chief Executive Officer, the Company intends to enter into a consulting agreement with Mr. Henry and expects that he will serve as a senior advisor to the Company and provide consulting and advisory services to the Company as requested from time to time.

A copy of the Company’s press release announcing Mr. Henry’s retirement and Mr. Flynn’s appointment as Chief Executive Officer is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Exhibits.

Exhibit No.	Description

99.1	Press release, dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMCO REALTY CORPORATION

Date: February 25, 2015	By:	/s/ David B. Henry
		Name:	David B. Henry
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated February 25, 2015